CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 6, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Sequoia Fund, Inc. which is also incorporated by references to us under the headings "Financial Highlights", "Custodian, Counsel and Independent Auditors" and "Financial Statements and Report of Independent Auditors" in such Registration Statement.





PricewaterhouseCoopers LLP

New York, New York
April 26, 2004